Exhibit 10.2

Option:

INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO GRANITE CITY FOOD & BREWERY LTD.

LONG-TERM INCENTIVE PLAN

Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), hereby grants to                      (the “Optionee”), an option (the “Option”) to purchase an aggregate of                  shares of Stock (the “Shares”), at the price set forth below, and in all respects subject to the terms, definitions and provisions of the Granite City Food & Brewery Ltd. Long-Term Incentive Plan (the “Plan”) adopted by the Company, which is attached hereto and incorporated herein by reference [LTIP to be attached].  Unless otherwise defined herein, the terms used herein shall have the meanings assigned to them in the Plan.

1.                                      Nature of the Option.  This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

2.                                      Exercise Price.  The exercise price for each share of Stock is $          .

3.                                      Exercise of Option.  This Option shall be exercisable during its term in accordance with the provisions of Section 6 of the Plan and as follows:

(a)                                 Expiration Date.  The Option shall expire on the tenth anniversary of the Date of Grant (the “Expiration Date”).  In no event may this Option be exercised after the Expiration Date.

(b)                                 Exercisability.  Subject to the remaining terms of this Agreement and the Plan, the Option shall be exercisable and deemed vested cumulatively as follows:                                                        .

(c)                                  Limitations on Exercisability.  In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 8, 9, and 10 below, subject to the limitations contained in subsections 3(d), (e) and (f).

(d)                                 Written Notice of Exercise.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.

(e)                                  Payment of Exercise Price.  The exercise price of the shares of Stock as to which the Option is being exercised shall be paid in full at the time of exercise.

(f)                                   Compliance with Laws and Regulations.  No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or automated quotation system upon which the Stock may then be listed.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4.                                      Change in Control.  Upon the occurrence of a “Change in Control” (as defined in Section 2(h) of the Plan), this Option shall become fully vested and exercisable unless this Option is assumed by the surviving corporation or its parent, or the surviving corporation or its parent substitutes options with substantially the same terms as this Option.  If a Change in Control occurs and either this Option is not assumed by a surviving corporation or its parent, or the surviving corporation or its parent does not substitute awards with substantially the same terms as this Option, the Committee, shall also have the right to cancel some or all of the unexercised portion of this Option in the event of a Change in Control, provided that in exchange for such cancellation, the Optionee will receive a cash payment equal to the Change in Control consideration less the exercise price set forth in Section 2 above.

5.                                       Optionee’s Representations.  In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act, at the time this Option is exercised, the Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company an investment representation statement in a form acceptable to the Company.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.  Optionee acknowledges that the certificate representing the Shares issued pursuant to this Option may be issued with appropriate legends, and the Company may place stop transfer orders with respect to such Shares.

6.                                      Method of Payment.  Payment of the exercise price shall be by (i) cash; (ii) check, bank draft or money order; (iii) if authorized by the Board or the Committee, by delivery of shares of Stock (valued at the fair market value thereof on the date of exercise); or (iv) by delivery of a combination of cash and Stock.  The Board or the Committee may, in order to prevent any possible violation of law, require the payment price to be paid in cash.

7.                                      Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation.

8.                                      Termination of Status as an Employee.  In the event of termination of Optionee’s employment with the Company, Optionee may, but only within three months after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 3 above), exercise this Option to the extent that Optionee was entitled to exercise it at the date of termination.  To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

In the event Optionee’s employment is terminated for “cause” (as defined in Section 2(g) of the Plan), then the Option shall terminate immediately.  In the event Optionee’s employment is voluntarily terminated, then any unvested portion of the Option shall terminate immediately.

9.                                      Disability of Optionee.  Notwithstanding the provisions of Section 8 above, in the event of termination of Optionee’s status as an employee as a result of his or her Disability, Optionee may, but only within one year from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 3 above), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination.  To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

10.                               Death of Optionee.  In the event of the death of Optionee:

(a)                                 during the term of this Option and while an employee of the Company and having been in continuous employment (as determined by the Board or the Committee in their sole discretion) since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 3 above), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise the Option at the date of death; or

(b)                                 within three months after termination, the Option may be exercised, at any time within nine (9) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 3 above), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11.                               Non-Transferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and may be exercised, during the lifetime of the Optionee, only by Optionee.  The terms of this Option shall be binding upon Optionee and his or her personal representatives, heirs, successors and assigns.

12.                               Early Disposition of Stock.  Optionee understands that if he or she disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to Optionee, he or she may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the fair market value of the Shares at the date of the exercise.  In addition, if the disposition occurs within 12-months after such Shares were transferred to Optionee, the gain, if any, on the disposition, measured as the difference between the fair market value of the Shares at the date of exercise and the fair market value of the Shares at the date of disposition, will be taxed as a short-term capital gain.  The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred to Optionee.  Optionee hereby agrees to notify the Company in writing within 10 days after the date of any such disposition.  Optionee understands that if he or she disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

13.                                No Rights as Shareholder.  Optionee shall have no rights as a shareholder with respect to any Shares subject to this Option prior to the date the Optionee becomes the registered owner of such Shares.

14.                               No Right to Continuation of Employment.  Optionee acknowledges and agrees that nothing in this Option, nor in the Plan, shall confer upon Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with Optionee’s right or the Company’s right, to terminate Optionee’s employment at any time, with or without cause.

15.                                Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices; and any notice hereunder to the Optionee shall be addressed to him or her at the address set forth below; subject to the right of either party to designate at any time hereunder in writing some other address.

16.                                Plan Interpretation.  Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board and, where applicable, the Committee, upon questions arising under the Plan.  In the event of any question or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

17.                                Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by the officer named below and Optionee has executed this Agreement, both effective as of the day and year set forth below.

Date of Grant:

GRANITE CITY FOOD & BREWERY LTD.

By:
Robert J. Doran
Chief Executive Officer

Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board and, where applicable, the Committee, upon any questions arising under the Plan.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

[name]

Residence Address:

SCHEDULE I — NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Purchased Shares	Balance of Shares on Option	Authorized Signature	Notation Date

I-1